Exhibit 1

Monthly Data for January 2008

NIS GROUP CO., LTD.

(TSE:8571; NYSE:NIS)

The figures herein are based on Japanese GAAP, are unaudited, and may be subject to revision.

NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Credit-related>
							(Millions of yen)
	2007/11			2007/12			2008/1
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Balance of loans receivable	200,792	(23.1)	(24.5)	181,894	(32.8)	(31.6)	172,629	(35.5)	(35.1)
Secured loans	103,414	(21.8)	(28.2)	91,490	(36.2)	(36.5)	84,388	(40.7)	(41.4)
SME loans	64,862	(26.4)	(22.4)	59,347	(32.0)	(29.0)	58,008	(32.3)	(30.6)
Consumer loans	27,413	(26.8)	(21.6)	26,297	(28.3)	(24.8)	25,295	(29.9)	(27.6)
Other loans	5,102	52.3	56.2	4,758	35.7	45.7	4,936	52.3	51.1

*The balance of loans receivable includes bankrupt, delinquent and doubtful loans receivable.

*Secured loans include off-balance-sheet loans receivable as a result of securitization which was completed in the end of January, 2008.

							(Millions of yen)
	2007/11			2007/12			2008/1
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Assets held for leases and installment loans	10,143	2.2	(7.4)	9,999	(8.1)	(8.8)	9,602	(9.6)	(12.4)
*Installment loans exclude unearned revenue from installment loans.
							(Millions of yen)
	2007/11			2007/12			2008/1
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Guaranteed loans and accounts receivable	16,388	(2.6)	(5.8)	20,641	19.3	18.6	19,917	16.6	14.5
*The balance of guaranteed loans and accounts receivable includes accured interest. *The balance of guaranteed loans and accounts receivable excludes reserve for guarantee losses.
							(Millions of yen)
	2007/8			2007/9			2008/10
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	12,894	885.8	217.3	14,482	942.6	256.3	16,498	826.3	306.0
*The balance sheet date of Nissin Leasing (China) and its consolidated subsidiaries is the end of December. As a result, the figures are consolidated on a 3-month delayed basis.

(Reference)							(Millions of yen)
	2007/11			2007/12			2008/1
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	18,172	—	184.7	19,241	—	201.4	22,143	—	246.9

1	NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Principal-related>
	(Millions of yen)
	2007/11			2007/12			2008/1
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business	48,135	(14.1)	0.2	44,994	(18.9)	(6.3)	43,651	(21.5)	(9.1)

	(Millions of yen)
	2007/11			2007/12			2008/1
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Purchased loans receivable	37,357	37.8	7.4	34,718	12.1	(0.2)	33,878	6.4	(2.6)

	(Millions of yen)
	2007/11			2007/12			2008/1
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Investment securities	24,874	(3.8)	(30.9)	21,099	(33.6)	(41.4)	18,941	(41.0)	(47.4)
Listed companies & Non-listed companies	21,279	(17.2)	(33.9)	17,354	(40.0)	(46.1)	15,195	(48.0)	(52.8)
Affiliates accounted for under the equity method	3,593	—	(5.1)	3,742	31.8	(1.1)	3,742	31.5	(1.1)
Others	1	—	(96.2)	3	(88.9)	(88.5)	3	(89.3)	(88.5)
Difference between market value and book value	(6,036)	—	—	(383)	—	—	(2,096)	—	—
*Listed investment securities are included at market value. *Deemed securities are included.

2	NIS GROUP CO., LTD.

Delinquent Loans by Default Days (Non-Consolidated)

As of November 30, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Balance of loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	2,094	2.00	2,168	2.07	2,410	2.30	6,673	6.37	104,690
SME loans	1,009	1.79	958	1.70	4,523	8.00	6,491	11.48	56,528
Business Assist loans	551	1.55	723	2.03	4,301	12.07	5,576	15.64	35,650
Business Timely loans	458	2.19	234	1.13	221	1.06	914	4.38	20,877
Consumer loans (Smart Assist loans)	372	1.43	220	0.84	1,512	5.79	2,104	8.06	26,106
Others	36	2.04	25	1.41	59	3.34	121	6.79	1,782
Total	3,512	1.86	3,371	1.78	8,506	4.50	15,390	8.14	189,108

As of December 31, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Balance of loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	8,548	9.35	3,215	3.52	3,446	3.77	15,210	16.64	91,408
SME loans	1,439	2.77	1,006	1.94	5,043	9.70	7,489	14.41	51,968
Business Assist loans	979	3.10	585	1.86	4,626	14.67	6,191	19.63	31,546
Business Timely loans	460	2.26	421	2.06	416	2.04	1,298	6.36	20,422
Consumer loans (Smart Assist loans)	524	2.08	334	1.33	1,605	6.37	2,463	9.77	25,203
Others	44	2.62	25	1.51	79	4.65	149	8.77	1,709
Total	10,557	6.20	4,581	2.69	10,174	5.97	25,313	14.87	170,289

As of January 31, 2008									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Balance of loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	293	0.35	621	0.73	6,222	7.32	7,137	8.40	84,989
SME loans	1,915	3.73	1,171	2.28	5,646	11.00	8,733	17.01	51,328
Business Assist loans	1,381	4.40	859	2.74	4,905	15.62	7,146	22.75	31,410
Business Timely loans	534	2.68	311	1.57	740	3.72	1,587	7.97	19,918
Consumer loans (Smart Assist loans)	725	2.99	420	1.73	1,787	7.36	2,933	12.07	24,308
Others	73	4.72	30	1.98	93	6.04	197	12.74	1,547
Total	3,008	1.85	2,244	1.38	13,749	8.48	19,002	11.72	162,174
*“Others” include discount notes and unguaranteed consumer loans (First Plan loans).
*Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable of each product.
*Secured loans include off-balance-sheet loans receivable as a result of securitization which was completed in the end of January, 2008.

3	NIS GROUP CO., LTD.

Month-End Breakdown of Borrowings and Borrowing Rates (Non-consolidated)

Borrowings by lender							(Millions of yen)
	2007/11		2007/12		2008/1		2007/3
	Amount	%	Amount	%	Amount	%	Amount	%
Indirect	100,514	50.01	100,660	54.95	94,018	54.63	143,124	52.58
Bank (other financial institutions)	61,673	30.69	53,649	29.29	50,520	29.36	88,705	32.59
Non-life insurance companies	2,087	1.04	2,075	1.13	2,075	1.21	2,199	0.81
Non-bank financial companies (including securities companies)	36,754	18.29	44,936	24.53	41,423	24.07	52,220	19.19
Direct*	100,456	49.99	82,517	45.05	78,075	45.37	129,057	47.42
Total	200,971	100.00	183,178	100.00	172,093	100.00	272,182	100.00

Borrowings by maturity							(Millions of yen)
	2007/11		2007/12		2008/1		2007/3
	Amount	%	Amount	%	Amount	%	Amount	%
Short-term borrowings	28,075	13.97	26,073	14.23	27,331	15.88	75,084	27.59
Long-term borrowings*	172,895	86.03	157,105	85.77	144,761	84.12	197,097	72.41
Long-term borrowings due within 1 year	125,474	62.43	104,800	57.21	94,287	54.12	77,557	28.49
Long-term borrowings due over 1 year	47,421	23.60	52,305	28.55	50,474	29.33	119,540	43.92
Total	200,971	100.00	183,178	100.00	172,093	100.00	272,182	100.00

Borrowing rates (weighted average)				(%)
	2007/11	2007/12	2008/1	2007/3
	Borrowing rates	Borrowing rates	Borrowing rates	Borrowing rates
Indirect	1.80	2.28	2.19	1.75
Bank (other financial institutions)	1.78	1.83	1.79	1.59
Non-life insurance companies	1.77	1.76	1.76	1.53
Non-bank financial companies (including securities companies)	1.83	2.81	2.67	2.03
Direct*	2.21	2.33	2.49	1.65
Total	2.00	2.30	2.33	1.70
*Figures include funds procured as a result of securitization which was completed in the end of January, 2008.

4	NIS GROUP CO., LTD.